Investor Presentation Actionable Intelligence® December 2018 Confidential and proprietary information of Verint© 2014 Systems Verint Inc. Systems © 20172018 Inc. Verint All RightsSystems Reserved Inc. All RightsWorldwide. Reserved Worldwide.

Disclaimers Forward Looking Statements This presentation contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward- looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements contained in this presentation are made as of the date of this presentation and, except as required by law, Verint assumes no obligation to update or revise them, or to provide reasons why actual results may differ. For a more detailed discussion of how these and other risks, uncertainties, and assumptions could cause Verint’s actual results to differ materially from those indicated in its forward-looking statements, see Verint’s prior filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes financial measures which are not prepared in accordance with generally accepted accounting principles (“GAAP”), including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with G AAP, please see the appendices to this presentation, Verint’s earnings press releases, as well as the GAAP to non-GAAP reconciliation found under the Investor Relations tab on Verint’s website www.verint.com. 2

Verint Strategy ACTIONABLE INTELLIGENCE Customer Engagement Cyber Intelligence 3

Verint Financial Model Accelerating Expanding Double Digit Revenue Margins Earnings Growth 4

Positive Momentum $ in millions, except per share data Non-GAAP Revenue Non-GAAP EPS $1,325 $3.50 $1,350 $3.50 $1,240 $1,250 $3.25 $3.15 $1,150 $1,150 $1,073 $3.00 $2.81 $1,050 $2.75 $2.51 $950 $2.50 $850 $2.25 $750 $2.00 FYE17A FYE18A FYE19F FYE20F FYE17A FYE18A FYE19F FYE20F Double digit EPS growth driven by high single digit revenue growth with margin expansion Note: FYE19F and FYE20F based on December 6, 2018 guidance. 5

The Customer Organizations Look to Elevate Customer Experience and Engagement Reduce Cost Company TM Confidential and proprietary information of Verint© 2014 Systems Verint Inc. Systems © 2017 Inc. Verint All RightsSystems Reserved Inc. All RightsWorldwide. Reserved Worldwide. 6

Our Market - Customer Engagement Customer Engagement (Automation and Analytics Software Across the Enterprise to Elevate the Customer Experience and Reduce Operating Costs) Adjacent Market Neutrality Unified Communications CRM (Contact Center Communications (Systems of Record for Infrastructure and Collaboration Tools) Sales, Marketing and Service) 7

Customer Engagement Market Leader $ in millions Non-GAAP Revenue $850 ~$805 $755 $750 $716 $650 10,000 + 85% of the $550 $450 Customers Fortune 100 FYE17A FYE18A FYE19F Non-GAAP Fully Allocated Operating Income $225 ~$205 $200 $183 $175 $169 3,000 + Cloud: 3 Billion+ $150 $125 Employees Interactions/Year $100 FYE17A FYE18A FYE19F Note: FYE19F based on December 6, 2018 guidance. 8

Customer Engagement Market Growth Trends Across the Cloud Automation Communications Enterprise Neutrality 9

Trend #1: Across the Enterprise Customer Engagement has Become a Strategic Initiative (Beyond the Contact Center) Across the Enterprise Our Broad Portfolio Enables Contact Center • Back Office • Customer Engagement Across Branch • Self Service • the Enterprise Marketing • Customer Experience • Compliance • IT 10

Trend #2: Cloud Organizations Choose to Modernize with a Variety of Cloud Configurations Cloud Helping Organizations Evolve at Their Own Pace While Hybrid Approach Preserving Prior Investments 11

Trend #3: Automation Automation Drives Significant ROI with Reduced Costs and Elevated Customer Experiences Automation Verint Infuses Automation Throughout Its Broad Customer Self-Service Automation • Quality Monitoring Automation • Engagement Portfolio Robotics Process Automation 12

Trend #4: Communications Neutrality Organizations Have Many Choices for Unified Communications Communications Infrastructure Neutrality Verint’s Enterprise Software is Open and Decoupled From Legacy • New Entrants • Communications Infrastructure New Models 13

Security and Intelligence Intelligence Powered Security Data Mining Software Confidential and proprietary information of Verint© 2014 Systems Verint Inc. Systems © 2017 Inc. Verint All RightsSystems Reserved Inc. All RightsWorldwide. Reserved Worldwide.14

Our Market – Cyber Intelligence Data Mining Software (Automation and Analytics Software Improve Security Operations Across Government and Enterprise Markets) ) Multiple Use Cases Law National National Critical Enterprise Enforcement Security Intelligence Infrastructure 15

Cyber Intelligence Market Leader $ in millions Non-GAAP Revenue $450 ~$435 $395 $400 $357 $350 Customers in Strong $300 $250 100+ Countries Brand FYE17A FYE18A FYE19F Non-GAAP Fully Allocated Operating Income $60 ~$55 $50 $43 $40 $36 1,500 + Innovation $30 Employees Automation $20 FYE17A FYE18A FYE19F Leadership Note: FYE19F based on December 6, 2018 guidance. 16

Cyber Intelligence Market Growth Trends Threats More Shortage of Predictive Software Complex Analysts Intelligence Model 17

Market Trends Drive Our Cyber Intelligence Financial Model Revenue Double digit revenue growth Growth TAM Broaden our portfolio with new data mining software Expansion Gross Market adoption of software model Margins Operating Greater scale and software model creates opportunity for Margins margin expansion 18

Financial Review 19

Q3 and YTD FYE19 Metrics $ in millions, except per share data Q3 YoY $ in millions, except per share data YTD YoY Non-GAAP Growth Non-GAAP Growth Metric Rate Metric Rate Revenue $308.0 8.5% Revenue $908.4 9.8% Gross Margin 66.3% Gross Margin 65.4% Operating Income $69.2 24.1% Operating Income $178.7 24.0% Operating Margin 22.5% Operating Margin 19.7% Adjusted EBITDA $76.3 Adjusted EBITDA $201.4 Adjusted EBITDA Margin 24.8% Adjusted EBITDA Margin 22.2% EPS $0.85 29.5% EPS $2.14 22.1% 20

Revenue and EPS – Trends and Guidance $ in millions, except per share data Non-GAAP Revenue Non-GAAP EPS $1,325 $3.50 $1,350 $3.50 $1,240 $1,250 $3.25 $3.15 $1,150 $1,150 $1,073 $3.00 $2.81 $1,050 $2.75 $2.51 $950 $2.50 $850 $2.25 $750 $2.00 FYE17A FYE18A FYE19F FYE20F FYE17A FYE18A FYE19F FYE20F Double digit EPS growth driven by high single digit revenue growth with margin expansion Note: FYE19F and FYE20F based on December 6, 2018 guidance. 21

Efficient Capital Structure As of 10/31/18 Cash $462 million Net Debt (Term B and Convertible, net of Cash) $358 million Ratings Moody’s: Ba3; S&P: BB Average Interest Rate 2.7% Net Debt/LTM Adjusted EBITDA 1.2x Notes: • Financial data is non-GAAP. See appendices for reconciliation. • Cash includes cash, cash equivalents, short-term restricted cash and cash equivalents and restricted time deposits, short-term investments, long-term restricted cash, and long-term restricted investments. • Net Debt includes long-term restricted cash and long-term restricted investments, and excludes convertible note discounts and other unamortized discounts and issuance costs associated with our debt, which are required under GAAP. See appendices for reconciliation. • Average interest rate excludes the impact of amortization of discounts and deferred financing fees. 22

Positive Momentum Accelerating Expanding Double Digit Revenue Margins Earnings Growth 23

Thank You © 2018 Verint Systems Inc. All Rights Reserved Worldwide.

Appendices 25

About Non-GAAP Financial Measures The following tables include reconciliations of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, estimated GAAP and non-GAAP fully allocated gross margins, and estimated non-GAAP fully allocated operating margins to the most directly comparable financial measures prepared in accordance with GAAP. We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by: • facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast, • facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and • allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters. We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful. Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non- GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures. 26

About Non-GAAP Financial Measures Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures: • Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance. • Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results. • Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock- based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry. • Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges. These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures. 27

About Non-GAAP Financial Measures • Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt. • Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations. • Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses. • Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results. • Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those associated with restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency. 28

About Non-GAAP Financial Measures • Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our historical extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rates for the three months ended October 31, July 31 and April 30, 2018 was approximately 11%, and was 11.5% for the year ended January 31, 2018. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate. Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness. Net Debt Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long- term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors. 29

Financial Outlook Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures which we are able to quantify with reasonable certainty: • Amortization of intangible assets of approximately $55 million. • Amortization of discount on convertible notes of approximately $12 million. Our non-GAAP outlook for the year ending January 31, 2019 excludes the following GAAP measures for which we are able to provide a range of probable significance: • Revenue adjustments related to completed acquisitions are expected to be between approximately $11 million and $13 million. • Stock-based compensation is expected to be between approximately $65 million and $68 million, assuming market prices for our common stock approximately consistent with current levels. Our initial non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures which we are able to quantify with reasonable certainty: • Amortization of intangible assets of approximately $45 million. • Amortization of discount on convertible notes of approximately $12 million. Our initial non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures for which we are able to provide a range of probable significance: • Revenue adjustments related to completed acquisitions are expected to be between approximately $9 million and $11 million. • Stock-based compensation is expected to be between approximately $64 million and $68 million, assuming market prices for our common stock approximately consistent with current levels. Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates. We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended October 31, July 31 and April 30, 2018 and year ended January 31, 2018 for the GAAP measures 30 excluded from our non-GAAP outlook appear in the GAAP to Non-GAAP Reconciliation Tables contained in this presentation.

GAAP to Non-GAAP Reconciliations

($ in millions)

	Three Months Ended				Year Ended	Three Months Ended			Nine Months Ended
	April 30, 2017	July 31, 2017	October 31, 2017	January 31, 2018	January 31, 2018	April 30, 2018	July 31, 2018	October 31, 2018	October 31, 2018
Revenue Reconciliation									
GAAP revenue	$ 261.0	$ 274.8	$ 280.7	$ 318.7	$ 1,135.2	$ 289.2	$ 306.3	$ 304.0	$ 899.5
Revenue adjustments related to acquisitions	4.7	3.4	3.1	4.0	15.3	2.8	2.2	4.0	8.9
Non-GAAP revenue	$ 265.7	$ 278.2	$ 283.8	$ 322.7	$ 1,150.5	$ 292.0	$ 308.5	$ 308.0	$ 908.4
Gross Profit Reconciliation									
GAAP gross profit	$ 150.2	$ 164.1	$ 169.3	$ 204.8	$ 688.4	$ 175.1	$ 193.0	$ 192.7	$ 560.9
GAAP gross margin	57.5%	59.7%	60.3%	64.3%	60.6%	60.6%	63.0%	63.4%	62.4%
Revenue adjustments related to acquisitions	4.7	3.4	3.1	4.0	15.3	2.8	2.2	4.0	8.9
Amortization of acquired technology	9.5	9.5	9.2	10.0	38.2	7.4	5.5	5.9	18.9
Stock-based compensation expenses	1.6	2.1	2.2	2.6	8.5	0.8	1.9	1.4	4.2
Acquisition expenses	-	0.1	-	-	0.1	-	-	-	-
Restructuring expenses	0.9	0.2	0.9	0.3	2.2	0.4	0.7	0.1	1.1
Non-GAAP gross profit	$ 166.9	$ 179.4	$ 184.7	$ 221.7	$ 752.7	$ 186.5	$ 203.3	$ 204.1	$ 594.0
Non-GAAP gross margin	62.8%	64.5%	65.1%	68.7%	65.4%	63.9%	65.9%	66.3%	65.4%

Notes: Amounts may not cross foot due to rounding.

FYE 19 results included in this presentation reflect our February 1, 2018 adoption of new GAAP revenue recognition guidance.

31

GAAP to Non-GAAP Reconciliations

($ in millions)

	Three Months Ended April 30, 2017	Three Months Ended July 31, 2017	Three Months Ended October 31, 2017	Three Months Ended January 31, 2018	Year Ended January 31, 2018	Three Months Ended April 30, 2018	Three Months Ended July 31, 2018	Three Months Ended October 31, 2018	Nine Months Ended October 31, 2018
Operating (Loss) Income Reconciliation									
GAAP operating (loss) income	$ (9.4)	$ 3.9	$ 17.8	$ 36.3	$ 48.6	$ 7.8	$ 29.2	$ 33.7	$ 70.7
As a percentage of GAAP revenue	-3.6%	1.4%	6.3%	11.4%	4.3%	2.7%	9.5%	11.1%	7.9%
Revenue adjustments related to acquisitions	4.7	3.4	3.1	4.0	15.3	2.8	2.2	4.0	8.9
Amortization of acquired technology	9.5	9.5	9.2	10.0	38.2	7.4	5.5	5.9	18.9
Amortization of other acquired intangible assets	11.5	8.1	7.0	7.5	34.2	7.7	7.4	7.6	22.7
Stock-based compensation expenses	17.7	16.8	16.0	18.9	69.4	16.4	17.5	16.6	50.5
Acquisition expenses, net	4.9	1.7	(4.1)	(0.9)	1.6	2.3	0.1	1.9	4.3
Restructuring expenses	3.5	1.9	6.3	2.0	13.4	1.1	0.9	1.0	3.0
Impairment charges	-	-	-	3.3	3.3	-	-	-	-
Other adjustments	0.3	0.3	0.5	0.9	2.1	0.6	0.6	(1.5)	(0.3)
Non-GAAP operating income	$ 42.7	$ 45.6	$ 55.8	$ 82.0	$ 226.1	$ 46.1	$ 63.4	$ 69.2	$ 178.7
As a percentage of non-GAAP revenue	16.1%	16.4%	19.7%	25.4%	19.7%	15.8%	20.6%	22.5%	19.7%
Other Expense Reconciliation									
GAAP other expense, net	$ (10.5)	$ (5.2)	$ (8.8)	$ (5.1)	$ (29.7)	$ (8.7)	$ (10.0)	$ (7.8)	$ (26.6)
Unrealized (gains) losses on derivatives, net	(0.1)	(0.9)	(0.9)	(1.4)	(3.2)	(0.5)	0.4	0.4	0.2
Amortization of convertible note discount	2.7	2.8	2.8	2.9	11.2	2.9	2.9	2.9	8.8
Losses and expenses on early retirement or modification of debt	-	1.9	-	0.7	2.7	-	-	-	-
Acquisition expenses, net	0.7	-	-	0.2	0.9	-	0.3	-	0.4
Restructuring expenses	0.1	0.1	-	-	0.1	-	-	-	-
Non-GAAP other expense, net	$ (7.1)	$ (1.3)	$ (6.9)	$ (2.7)	$ (18.0)	$ (6.3)	$ (6.4)	$ (4.5)	$ (17.2)

Note: Amounts may not cross foot due to rounding.

32

GAAP to Non-GAAP Reconciliations

($ in millions, except share and per share data; shares in thousands)

	Three Months Ended				Year Ended	Three Months Ended			Nine Months Ended
	April 30, 2017	July 31, 2017	October 31, 2017	January 31, 2018	January 31, 2018	April 30, 2018	July 31, 2018	October 31, 2018	October 31, 2018
Tax (Benefit) Provision Reconciliation									
GAAP (benefit) provision for income taxes	$ (0.9)	$ 4.5	$ 5.9	$ 12.8	$ 22.4	$ 0.3	$ (3.7)	$ 5.6	$ 2.2
GAAP effective income tax rate	4.5%	-338.8%	66.0%	41.3%	118.3%	-28.8%	-19.4%	21.7%	4.9%
Non-GAAP tax adjustments	4.8	0.4	(0.1)	(3.4)	1.6	4.0	9.7	1.4	15.1
Non-GAAP provision for income taxes	$ 3.9	$ 4.9	$ 5.8	$ 9.4	$ 24.0	$ 4.3	$ 6.0	$ 7.0	$ 17.3
Non-GAAP effective income tax rate	10.8%	11.0%	12.0%	11.9%	11.5%	10.7%	10.5%	10.8%	10.7%
Net (Loss) Income Attributable to Verint Systems Inc. Reconciliation									
GAAP net (loss) income attributable to Verint Systems Inc.	$ (19.8)	$ (6.4)	$ 2.5	$ 17.1	$ (6.6)	$ (2.2)	$ 22.0	$ 18.9	$ 38.7
Total GAAP net (loss) income adjustments	50.8	45.2	40.0	51.6	187.5	36.7	28.1	37.5	102.3
Non-GAAP net income attributable to Verint Systems Inc.	$ 31.0	$ 38.8	$ 42.5	$ 68.7	$ 180.9	$ 34.5	$ 50.1	$ 56.4	$ 141.0
GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$ (0.32)	$ (0.10)	$ 0.04	$ 0.26	$ (0.10)	$ (0.03)	$ 0.33	$ 0.29	$ 0.59
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$ 0.49	$ 0.61	$ 0.66	$ 1.05	$ 2.81	$ 0.53	$ 0.76	$ 0.85	$ 2.14
GAAP weighted-average shares used in computing diluted net (loss) income per common share	62,485	63,185	64,588	65,139	63,312	63,928	65,840	66,200	65,885
Additional weighted-average shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc	995	861	-	-	1,046	1,203	-	-	-
Non-GAAP diluted weighted-average shares used in computing net income per common share	63,480	64,046	64,588	65,139	64,358	65,131	65,840	66,200	65,885

Note: Amounts may not cross foot due to rounding.

33

GAAP to Non-GAAP Reconciliations

($ in millions)

	Three Months Ended				Year Ended	Three Months Ended			Nine Months Ended
	April 30, 2017	July 31, 2017	October 31, 2017	January 31, 2018	January 31, 2018	April 30, 2018	July 31, 2018	October 31, 2018	October 31, 2018
Adjusted EBITDA Reconciliation									
GAAP net (loss) income attributable to Verint Systems Inc.	$ (19.8)	$ (6.4)	$ 2.5	$ 17.1	$ (6.6)	$ (2.2)	$ 22.0	$ 18.9	$ 38.7
As a percentage of GAAP revenue	-7.6%	-2.3%	0.9%	5.4%	-0.6%	-0.8%	7.2%	6.2%	4.3%
Net income attributable to noncontrolling interest	0.7	0.7	0.6	1.2	3.2	1.0	0.9	1.3	3.2
(Benefit) provision income taxes	(0.9)	4.5	5.9	12.8	22.4	0.3	(3.7)	5.6	2.2
Other expense, net	10.5	5.2	8.8	5.1	29.7	8.7	10.0	7.8	26.6
GAAP depreciation & amortization (1)	28.6	25.2	23.8	25.2	102.9	23.3	20.3	20.6	64.2
Revenue adjustments related to acquisitions	4.7	3.4	3.1	4.0	15.3	2.8	2.2	4.0	8.9
Stock-based compensation expenses	17.7	16.8	16.0	18.9	69.4	16.4	17.5	16.6	50.5
Acquisition expenses, net	4.9	1.7	(4.1)	(0.9)	1.6	2.3	0.1	1.9	4.3
Restructuring expenses	3.6	1.8	6.2	2.1	13.3	1.1	0.8	1.1	3.1
Impairment charges	-	-	-	3.3	3.3	-	-	-	-
Other adjustments	0.3	0.3	0.5	1.0	2.1	0.6	0.6	(1.5)	(0.3)
Adjusted EBITDA	$ 50.3	$ 53.2	$ 63.3	$ 89.8	$ 256.6	$ 54.3	$ 70.7	$ 76.3	$ 201.4
As a percentage of non-GAAP revenue	18.9%	19.1%	22.3%	27.8%	22.3%	18.6%	22.9%	24.8%	22.2%

(1) Adjusted for patent and financing fee amortization.

Note: Amounts may not cross foot due to rounding.

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Revenue by Segment ($ in millions) Three Months Ended Year Ended Three Months Ended Nine Months Ended April 30, 2017 July 31, 2017 October 31, 2017 January 31, 2018 January 31, 2018 April 30, 2018 July 31, 2018 October 31, 2018 October 31, 2018 GAAP Revenue by Segment: Customer Engagement $ 170.0 $ 180.1 $ 181.6 $ 208.4 $ 740.1 $ 186.5 $ 200.8 $ 197.5 $ 584.7 Cyber Intelligence 91.0 94.7 99.1 110.3 395.1 102.7 105.5 106.5 314.8 GAAP Total Revenue $ 261.0 $ 274.8 $ 280.7 $ 318.7 $ 1,135.2 $ 289.2 $ 306.3 $ 304.0 $ 899.5 Revenue Adjustments Related to Acquisitions: Customer Engagement $ 4.7 $ 3.4 $ 2.9 $ 3.9 $ 14.9 $ 2.7 $ 2.2 $ 4.0 $ 8.8 Cyber Intelligence - - 0.2 0.1 0.4 0.1 - - 0.1 Total Revenue Adjustments Related to Acquisitions $ 4.7 $ 3.4 $ 3.1 $ 4.0 $ 15.3 $ 2.8 $ 2.2 $ 4.0 $ 8.9 Non-GAAP Revenue by Segment: Customer Engagement $ 174.7 $ 183.5 $ 184.5 $ 212.3 $ 755.0 $ 189.2 $ 203.0 $ 201.5 $ 593.5 Cyber Intelligence 91.0 94.7 99.3 110.4 395.5 102.8 105.5 106.5 314.9 Non-GAAP Total Revenue $ 265.7 $ 278.2 $ 283.8 $ 322.7 $ 1,150.5 $ 292.0 $ 308.5 $ 308.0 $ 908.4 Note: Amounts may not cross foot due to rounding. 35

Table of Reconciliation from Gross Debt to Net Debt, including Long-Term Restricted Cash, Cash Equivalents, Time Deposits and Investments ($ in millions) As of As of January 31, 2018 October 31, 2018 Current maturities of long-term debt $ 4.5 $ 4.4 Long-term debt 768.5 775.3 Unamortized debt discounts and issuance costs 50.1 40.1 Gross debt 823.1 819.8 Less: Cash and cash equivalents 337.9 353.4 Restricted cash and cash equivalents, and restricted time deposits 33.3 32.5 Short-term investments 6.6 49.4 Long-term restricted cash, cash equivalents, time deposits and investments 28.4 26.7 Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments $ 416.9 $ 357.8 36

Estimated GAAP to Non-GAAP Fully Allocated Gross Margins - Quarterly

($ in millions)

For Year Ended January 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 184.2	$ 215.5	$ 399.7
GAAP Service revenue	555.9	179.6	735.5
Total GAAP revenue	740.1	395.1	1,135.2
Product costs	34.7	92.3	127.0
Service expenses	197.6	61.5	259.1
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Shared support service allocation (2)	9.2	4.8	14.0
Total GAAP cost of revenue	270.6	176.2	446.8
GAAP gross profit	$ 469.5	$ 218.9	$ 688.4
GAAP gross margin	63.4%	55.4%	60.6%
Revenue adjustments related to acquisitions	14.9	0.4	15.3
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Acquisition expenses, net (3)	0.1	-	0.1
Restructuring expenses (3)	1.5	0.7	2.2
Non-GAAP gross profit	$ 515.1	$ 237.6	$ 752.7
Non-GAAP gross margin	68.2%	60.1%	65.4%

For Three Months Ended April 30, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 48.4	$ 57.5	$ 105.9
GAAP Service revenue	138.1	45.2	183.3
Total GAAP revenue	186.5	102.7	289.2
Product costs	8.8	25.0	33.8
Service expenses	51.6	16.7	68.3
Amortization of acquired technology	4.3	3.1	7.4
Stock-based compensation expenses (1)	0.6	0.2	0.8
Shared support service allocation (2)	2.5	1.3	3.8
Total GAAP cost of revenue	67.8	46.3	114.1
GAAP gross profit	$ 118.7	$ 56.4	$ 175.1
GAAP gross margin	63.7%	54.9%	60.6%
Revenue adjustments related to acquisitions	2.7	0.1	2.8
Amortization of acquired technology	4.3	3.1	7.4
Stock-based compensation expenses (1)	0.6	0.2	0.8
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.3	0.1	0.4
Non-GAAP gross profit	$ 126.6	$ 59.9	$ 186.5
Non-GAAP gross margin	66.9%	58.3%	63.9%

For Three Months Ended July 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 55.5	$ 54.5	$ 110.0
GAAP Service revenue	145.3	51.0	196.3
Total GAAP revenue	200.8	105.5	306.3
Product costs	8.5	23.4	31.9
Service expenses	53.0	17.6	70.6
Amortization of acquired technology	4.1	1.4	5.5
Stock-based compensation expenses (1)	1.6	0.3	1.9
Shared support service allocation (2)	2.2	1.2	3.4
Total GAAP cost of revenue	69.4	43.9	113.3
GAAP gross profit	$ 131.4	$ 61.6	$ 193.0
GAAP gross margin	65.4%	58.4%	63.0%
Revenue adjustments related to acquisitions	2.2	-	2.2
Amortization of acquired technology	4.1	1.4	5.5
Stock-based compensation expenses (1)	1.6	0.3	1.9
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.4	0.3	0.7
Non-GAAP gross profit	$ 139.7	$ 63.6	$ 203.3
Non-GAAP gross margin	68.8%	60.3%	65.9%

For Three Months Ended October 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 52.4	$ 59.3	$ 111.7
GAAP Service revenue	145.1	47.2	192.3
Total GAAP revenue	197.5	106.5	304.0
Product costs	9.1	22.9	32.0
Service expenses	51.1	17.2	68.3
Amortization of acquired technology	4.5	1.4	5.9
Stock-based compensation expenses (1)	1.1	0.3	1.4
Shared support service allocation (2)	2.4	1.3	3.7
Total GAAP cost of revenue	68.2	43.1	111.3
GAAP gross profit	$ 129.3	$ 63.4	$ 192.7
GAAP gross margin	65.5%	59.6%	63.4%
Revenue adjustments related to acquisitions	4.0	-	4.0
Amortization of acquired technology	4.5	1.4	5.9
Stock-based compensation expenses (1)	1.1	0.3	1.4
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.1	-	0.1
Non-GAAP gross profit	$ 139.0	$ 65.1	$ 204.1
Non-GAAP gross margin	69.0%	61.1%	66.3%

Note: Amounts may not cross foot due to rounding.

Note: Please refer to note on bottom of Slide 38.

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Estimated GAAP to Non-GAAP Fully Allocated Gross Margins - YTD (cont’d) ($ in millions) For Nine Months Ended October 31, 2018 Customer Cyber Engagement Intelligence Consolidated GAAP Product revenue $ 156.3 $ 171.3 $ 327.6 GAAP Service revenue 428.4 143.5 571.9 Total GAAP revenue 584.7 314.8 899.5 Product costs 26.4 71.3 97.7 Service expenses 155.4 51.6 207.0 Amortization of acquired technology 13.0 5.9 18.9 Stock-based compensation expenses (1) 3.4 0.8 4.2 Shared support service allocation (2) 7.1 3.7 10.8 Total GAAP cost of revenue 205.3 133.3 338.6 GAAP gross profit $ 379.4 $ 181.5 $ 560.9 GAAP gross margin 64.9% 57.7% 62.4% Revenue adjustments related to acquisitions 8.8 0.1 8.9 Amortization of acquired technology 13.0 5.9 18.9 Stock-based compensation expenses (1) 3.4 0.8 4.2 Acquisition expenses, net (3) - - - Restructuring expenses (3) 0.7 0.4 1.1 Non-GAAP gross profit $ 405.3 $ 188.7 $ 594.0 Non-GAAP gross margin 68.3% 59.8% 65.4% Note: Amounts may not cross foot due to rounding. (1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses. (2) Represents the portion of our shared support expenses (as disclosed in the respective Segment Information footnotes to our periodic consolidated financial statements) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses. (3) Represents the portion of our acquisition expenses, net and Restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment 38 revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

Estimated Non-GAAP Fully Allocated Operating Margins

($ in millions)

	For Year Ended January 31, 2018			Three Months Ended April 30, 2018			Three Months Ended July 31, 2018		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 755.0	$ 395.5	$ 1,150.5	$ 189.2	$ 102.8	$ 292.0	$ 203.0	$ 105.5	$ 308.5
Segment contribution (1)	286.2	94.6	380.8	66.8	21.2	88.0	78.8	24.5	103.3
Estimated allocation of shared support expenses (2)	103.5	51.2	154.7	27.5	14.4	41.9	26.2	13.7	39.9
Estimated non-GAAP operating income	$ 182.7	$ 43.4	$ 226.1	$ 39.3	$ 6.8	$ 46.1	$ 52.6	$ 10.8	$ 63.4
Segment contribution margin	37.9%	23.9%	33.1%	35.3%	20.6%	30.1%	38.8%	23.3%	33.5%
Estimated non-GAAP fully allocated operating margin	24.2%	11.0%	19.7%	20.8%	6.6%	15.8%	25.9%	10.3%	20.6%

	Three Months Ended October 31, 2018			Nine Months Ended October 31, 2018		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 201.5	$ 106.5	$ 308.0	$ 593.5	$ 314.9	$ 908.4
Segment contribution (1)	79.6	29.2	108.8	225.1	75.0	300.1
Estimated allocation of shared support expenses (2)	26.0	13.6	39.6	79.6	41.8	121.4
Estimated non-GAAP operating income	$ 53.6	$ 15.6	$ 69.2	$ 145.5	$ 33.2	$ 178.7
Segment contribution margin	39.5%	27.4%	35.3%	37.9%	23.8%	33.0%
Estimated non-GAAP fully allocated operating margin	26.6%	14.6%	22.5%	24.5%	10.5%	19.7%

Note: Amounts may not cross foot due to rounding.

(1) See footnote 15 to our Form 10-K for the year ended January 31, 2018, and footnote 15 to our October 31, July 31 and April 30, 2018 Form 10-Q.

(2) When determining segment contribution, we do not allocate "Shared support expenses" which are provided by shared resources or are otherwise generally not controlled by segment management, the majority of which are expenses for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and also include occupancy expenses, procurement, manufacturing support, and logistics expenses. For the year ended January 31, 2018 and three months ended April 30, July 31, and October 31, 2018 expenses are allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

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